EXHIBIT 99.1
SemGroup Reports Higher Financial Results for Fourth Quarter and Full-Year 2017

•	Transformed Portfolio Substantially Increasing Take-or-Pay Cash Flows

•	Raised $790 Million through Asset Sales, Preferred Equity Placement

•	Strong 4Q Results Driven by New Gulf Coast Assets and Canadian Business

•	Expect 2018 Adjusted EBITDA of between $385 Million - $415 Million

•	Announced Dividend of $0.4725 Per Share, Resulting in Annualized Dividend of $1.89 Per Share

Tulsa, Okla. - February 26, 2018 - SemGroup® Corporation (NYSE:SEMG) today reported fourth quarter 2017 net income of $2.6 million, compared to net loss of $19.1 million in third quarter 2017 and net income of $12.0 million in fourth quarter 2016. The fourth quarter 2017 net income includes $150 million related to the gain on the sale of Glass Mountain Pipeline, which was offset by approximately $120 million of non-cash write downs related to the held for sale assets of SemMaterials Mexico and SemLogistics. Additionally, SemGroup recorded a deferred tax expense adjustment of $18 million primarily due to the U.S. tax rate change.

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) was $111.5 million in fourth quarter 2017, compared to $90.7 million in third quarter 2017 and $66.2 million in fourth quarter 2016. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

For full-year 2017, SemGroup reported net loss of $17.2 million, compared to net income of $2.1 million in 2016. Adjusted EBITDA was $328.3 million in 2017 and $282.8 million in 2016.

"Our higher fourth quarter results include a full quarter of secure cash flow contributions from our new Gulf Coast assets in addition to strong results from our Canadian business," said SemGroup President and Chief Executive Officer Carlin Conner. "Since last June we have added, on a full-year basis, almost $200 million of high-quality Adjusted EBITDA. In addition, we have raised nearly $800 million in the last few months with announced sales of non-core businesses and a preferred equity transaction, the proceeds of which we plan to use to fully pay the second HFOTCO payment by the end of the first quarter and to fund future growth. The five percent dividend increase we announced today coupled with our earnings outlook for 2018 underscore the dependability of future cash flows from our transformed portfolio and the success of our recent funding initiative. Looking ahead, we are focused on fiscally disciplined, value-adding growth as we enhance our strategic positions in Canada, the Mid-Continent and on the Gulf Coast."

Recent Developments
Last week, SemGroup announced that it had reached an agreement to sell its SemLogistics business unit, a petroleum storage facility in the United Kingdom, to Valero Logistics UK Ltd, a subsidiary of Valero Energy Corporation. In addition to the sale price, the agreement provides for potential earnout payments to be made to SemGroup if certain revenue targets are met in the four years following close of the transaction. SemGroup intends to use proceeds from the sale toward its capital raise plan and to pre-fund capital growth projects. The SemLogistics sale is expected to close by the end of the third quarter of 2018, subject to the receipt of certain governmental approvals and the satisfaction of other customary closing conditions.

Segment Profit
Starting with the fourth quarter 2017, SemGroup revised its segment reporting performance measure from segment Adjusted EBITDA to segment profit. SemGroup management believes segment profit is a valuable measure of the operating and financial performance of the company's operating segments. Segment profit is defined as revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. A summary of segment profit to Adjusted EBITDA for 2016 and 2017 can be found on SemGroup's website.

The amounts reported for Corporate and Other for 2016 and 2015 have been recast to include SemGroup's former U.K. and Mexico segments which, subsequent to our acquisition of HFOTCO, are no longer expected to be significant for separate presentation. Corporate and Other is not an operating segment.

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
Segment Profit:	2017	2016	2017	2017	2016
Crude Transportation	$41,641	$29,434	$34,585	$133,505	$119,726
Crude Facilities	14,116	15,494	8,806	41,967	47,039
Crude Supply and Logistics	(1,507)	13	(1,693)	(7,801)	24,003
HFOTCO	33,032	—	28,504	61,536	—
SemGas	14,539	19,227	15,555	67,805	66,530
SemCAMS	23,668	10,511	16,704	76,274	53,264
Other and eliminations	8,153	9,523	8,421	33,237	39,534
Total Segment Profit	$133,642	$84,202	$110,882	$406,523	$350,096

Select Operating Statistics	1Q 2017	2Q 2017	3Q 2017	4Q 2017
Crude Transportation
Transportation Volumes (mbbl/d)	179	182	190	193
White Cliffs Pipeline Volumes (mbbl/d)	111	107	105	92
Crude Facilities
Cushing Terminal Utilization %	100%	94%	94%	100%
HFOTCO
Average Terminal Utilization %	N/A	N/A	98%	99%
SemGas(1)
Total Average Processing Volumes (mmcf/d)	287	277	265	252
SemCAMS(2)
Total Average Throughput Volumes (mmcf/d)	414	349	414	452

(1) SemGas volumes include total volumes processed - Northern Oklahoma and Sherman, Texas
(2) SemCAMS volumes include total volumes processed - K3, KA and West Fox Creek facilities

Performance by Segment Profit - Fourth Quarter 2017 vs. Third Quarter 2017

•	Crude Transportation's increase was driven by a full quarter contribution from Maurepas Pipeline partially offset by lower White Cliffs Pipeline volumes

•	Crude Facilities recognized approximately $5 million related to a take-or-pay deficiency at Platteville

•	HFOTCO contributed $33 million in its first full quarter as a SemGroup asset

•	SemGas reflects lower Mississippi Lime volumes in the fourth quarter

•	SemCAMS reflects a $3.5 million increase due to a take-or-pay deficiency recognition and producer recoveries, coupled with an increase in volumes

Funding Initiative
SemGroup has raised approximately $790 million from asset sales and a preferred equity transaction. In December, SemGroup closed on the sale of its 50 percent ownership in Glass Mountain Pipeline, LLC for approximately $300 million. In January, SemGroup closed on the private placement of $350 million of preferred shares with investment funds managed by Warburg Pincus, CIBC Atlantic Trust and Tortoise Capital Advisors, L.L.C. In addition, SemGroup is selling its SemMaterials Mexico and SemLogistics businesses for an estimated combined proceeds of $140 million, with expected close in March and by the end of the third quarter 2018 respectively.

Fourth Quarter 2017 Dividend
In accordance with the Board of Directors' annual year-end review of the company’s financial performance, business outlook and dividend policy, the Board approved a quarterly cash dividend to common shareholders of $0.4725 per share, resulting in an annualized dividend of $1.89 per share. The dividend will be paid on March 19, 2018 to all common shareholders of record on March 9, 2018.

Based upon current outlook for growth, the company is targeting at least a 5 percent annual dividend growth rate through 2019.

2018 Guidance
SemGroup expects full-year 2018 Adjusted EBITDA to be between approximately $385 million and $415 million.

SemGroup does not provide guidance for net income, the GAAP financial measure most directly comparable to the non-GAAP financial measure Adjusted EBITDA, because Net Income includes items such as unrealized gains or losses on derivative activities or similar items which, because of their nature, cannot be accurately forecasted. SemGroup does not expect that such amounts would be significant to Adjusted EBITDA as they are largely non-cash items.

SemGroup is forecasting 2018 capital expenditures of $350 million, including approximately $40 million related to maintenance projects.

Earnings Conference Call
SemGroup will host a conference call for investors at 11 a.m. Eastern, Feb. 26, 2018. The call can be accessed live over the telephone by dialing 855-239-1101, or for international callers, 412-542-4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroupcorp.com. A replay of the webcast will be available following the call. The fourth quarter and full-year 2017 slide deck will be posted under presentations.

About SemGroup
Based in Tulsa, Okla., SemGroup® Corporation (NYSE:SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products, residual fuel oil and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at www.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measures, Adjusted EBITDA and Total Segment Profit, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of net income (loss) and operating income, respectively, which are the most closely associated GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non-recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL Energy Partners LP common units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.
Total Segment Profit represents revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reflecting equity earnings on an EBITDA basis is achieved by adjusting equity earnings to exclude our percentage of interest, taxes, depreciation and amortization from equity earnings for operated equity method investees. For our investment in NGL Energy, we exclude equity earnings and include cash distributions received. Segment profit is the measure by which management assess the performance of our reportable segments.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they excludes some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the failure to realize the anticipated benefits of our acquisition of 100 percent of the equity interests in Buffalo Parent Gulf Coast Terminals LLC, the parent company of Buffalo Gulf Coast Terminals LLC and HFOTCO LLC, doing business as Houston Fuel Oil Terminal Company (“HFOTCO”); our ability to pay the second payment related to our HFOTCO acquisition and the consequences of our failing to do so; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the consequences of any divestitures of non-strategic operating assets or divestitures of interests in some of our operating assets through partnerships and/or joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements, continuing covenant agreement, and the indentures governing our notes, including requirements under our credit agreements and continuing covenant agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment of goodwill resulting from the loss of customers or business; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:

Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:
Tom Droege
918-524-8560
tdroege@semgroupcorp.com

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets	$902,899	$635,874
Property, plant and equipment, net	3,315,131	1,762,072
Goodwill and other intangible assets	655,945	185,208
Equity method investments	285,281	434,289
Other noncurrent assets, net	132,600	57,529
Noncurrent assets held for sale	84,961	—
Total assets	$5,376,817	$3,074,972
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5,525	$26
Other current liabilities	761,036	488,329
Total current liabilities	766,561	488,355
Long-term debt, excluding current portion	2,853,095	1,050,918
Other noncurrent liabilities	85,080	89,734
Noncurrent liabilities held for sale	13,716	—
Total liabilities	3,718,452	1,629,007
Total owners' equity	1,658,365	1,445,965
Total liabilities and owners' equity	$5,376,817	$3,074,972

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Revenues	$606,806	$402,172	$545,922	$2,081,917	$1,332,164
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	427,534	281,139	398,252	1,514,891	873,431
Operating	66,669	54,564	62,666	254,764	212,099
General and administrative	26,767	21,490	35,210	110,373	83,908
Depreciation and amortization	58,085	24,776	50,135	158,421	98,804
Loss (gain) on disposal or impairment, net	(30,468)	38	41,625	13,333	16,048
Total expenses	548,587	382,007	587,888	2,051,782	1,284,290
Earnings from equity method investments	15,120	17,763	17,367	67,331	73,757
Loss on issuance of common units by equity method investee	—	—	—	—	(41)
Operating income (loss)	73,339	37,928	(24,599)	97,466	121,590
Other expenses, net	39,579	9,809	31,753	117,004	97,059
Income (loss) from continuing operations before income taxes	33,760	28,119	(56,352)	(19,538)	24,531
Income tax expense (benefit)	31,141	16,119	(37,249)	(2,388)	11,268
Income (loss) from continuing operations	2,619	12,000	(19,103)	(17,150)	13,263
Loss from discontinued operations, net of income taxes	—	—	—	—	(1)
Net income (loss)	2,619	12,000	(19,103)	(17,150)	13,262
Less: net income attributable to noncontrolling interests	—	—	—	—	11,167
Net income (loss) attributable to SemGroup Corporation	$2,619	$12,000	$(19,103)	$(17,150)	$2,095
Net income (loss) attributable to SemGroup Corporation	$2,619	$12,000	$(19,103)	$(17,150)	$2,095
Other comprehensive income (loss), net of income taxes	(4,102)	(10,783)	9,230	20,113	(15,352)
Comprehensive income (loss) attributable to SemGroup Corporation	$(1,483)	$1,217	$(9,873)	$2,963	$(13,257)

Net income (loss) per common share:
Basic	$0.03	$0.18	$(0.25)	$(0.24)	$0.04
Diluted	$0.03	$0.18	$(0.25)	$(0.24)	$0.04
Weighted average shares (thousands):
Basic	78,189	65,754	75,974	71,418	51,889
Diluted	78,749	66,326	75,974	71,418	52,281

Reconciliation of Net Income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Net income (loss)	$2,619	$12,000	$(19,103)	$(17,150)	$13,262
Add: Interest expense	42,954	8,545	32,711	103,009	62,650
Add: Income tax expense (benefit)	31,141	16,119	(37,249)	(2,388)	11,268
Add: Depreciation and amortization expense	58,085	24,776	50,135	158,421	98,804
EBITDA	134,799	61,440	26,494	241,892	185,984
Selected Non-Cash Items and Other Items Impacting Comparability	(23,306)	4,765	64,239	86,411	96,811
Adjusted EBITDA	$111,493	$66,205	$90,733	$328,303	$282,795
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Loss (gain) on disposal or impairment, net	$(30,468)	$38	$41,625	$13,333	$16,048
Loss from discontinued operations, net of income taxes	—	—	—	—	1
Foreign currency transaction loss (gain)	(2,951)	1,088	(747)	(4,709)	4,759
Adjustments to reflect equity earnings on an EBITDA basis	6,811	5,077	6,678	26,890	28,757
Remove loss on impairment or sale of NGL units	—	—	—	—	30,644
M&A transaction related costs	1,649	—	14,886	21,988	3,269
Pension plan curtailment loss (gain)	89	—	(3,097)	(3,008)	—
Employee severance and relocation expense	720	499	104	1,694	2,128
Unrealized loss (gain) on derivative activities	(892)	(5,107)	1,833	40	989
Non-cash equity compensation	1,736	3,170	2,957	10,253	10,216
Loss on early extinguishment of debt	—	—	—	19,930	—
Selected Non-Cash Items and Other Items Impacting Comparability	$(23,306)	$4,765	$64,239	$86,411	$96,811

Segment Profit and Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
Segment Profit:	2017	2016	2017	2017	2016
Crude Transportation	$41,641	$29,434	$34,585	$133,505	$119,726
Crude Facilities	14,116	15,494	8,806	41,967	47,039
Crude Supply and Logistics	(1,507)	13	(1,693)	(7,801)	24,003
HFOTCO	33,032	—	28,504	61,536	—
SemGas	14,539	19,227	15,555	67,805	66,530
SemCAMS	23,668	10,511	16,704	76,274	53,264
Other and eliminations	8,153	9,523	8,421	33,237	39,534
Total Segment Profit	133,642	84,202	110,882	406,523	350,096
Less:
General and administrative expense	26,767	21,490	35,210	110,373	83,908
Other expense (income)	(424)	176	(211)	(1,226)	(994)
Pension curtailment gain (loss)	(89)	—	3,097	3,008	—
Plus:
M&A related costs	1,649	—	14,886	21,988	3,269
Employee severance and relocation	720	499	104	1,694	2,128
Non-cash equity compensation	1,736	3,170	2,957	10,253	10,216
Consolidated Adjusted EBITDA	$111,493	$66,205	$90,733	$328,303	$282,795

Reconciliation of Operating Income to Total Segment Profit:
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Operating income (loss)	$73,339	$37,928	$(24,599)	$97,466	$121,590
Plus
Adjustments to reflect equity earnings on an EBITDA basis	6,811	5,077	6,678	26,890	28,757
Unrealized loss (gain) on derivatives	(892)	(5,107)	1,833	40	989
General and administrative expense	26,767	21,490	35,210	110,373	83,908
Depreciation and amortization	58,085	24,776	50,135	158,421	98,804
Loss (gain) on disposal or impairment, net	(30,468)	38	41,625	13,333	16,048
Total Segment Profit	$133,642	$84,202	$110,882	$406,523	$350,096